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                                                                  Exhibit 10.6.3



              FOURTH AMENDMENT TO TERM LOAN AND CREDIT AGREEMENT

THIS FOURTH AMENDMENT is made as of the 29 of March, 1996, and is by and between Ciatti's, Inc. a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Term Loan and Credit Agreement dated as of July 30, 1992, as amended by a First Amendment dated January 27, 1993 and as amended by a Second Amendment dated December 27, 1993, made between Ciatti's, Inc., a Delaware corporation ("Ciatti's Delaware"), and the Bank, and as amended by a Third Amendment dated June 1, 1994, (as amended, the "Credit Agreement"), made between Ciatti's, Inc. a Minnesota corporation ("Ciatti's Minnesota"), and the Bank. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Borrower and the Bank agree as follows:

1.  Section 3.3 of the Credit Agreement is hereby amended to read as follows:

    Principal only shall be paid in 9 consecutive monthly installments of $9,074.09 each, beginning April 1, 1996 and on the same day of each month thereafter until November 1, 1996, plus a final payment on December 1, 1996, when the entire unpaid principal shall become due and payable, and in addition, interest is payable monthly, beginning April 1, 1996.

2.  Section 8.5 of the Credit Agreement is hereby amended to read as follows:

    Permit its Tangible Net Worth to be less than $1,500,000.00 at any time.

3.  Section 8.12 of the Credit Agreement is hereby amended to read as follows:

    Permit its net loss after taxes (determined in accordance with Generally Accepted Accounting Principles, consistently applied) to be greater than $800,000.00 for the fiscal year ending June 28, 1996; provided, however, that non-cash expenses related to the closing of stores will be added back to net profit for purposes of the calculation referenced in this Section.

4.  Section 8.14 of the Credit Agreement is hereby amended to read as follows:

    Permit its ratio of Traditional Cash Flow to current maturities of long-term debt to be less than 1.0 to 1.0 for the fiscal year ending June 28, 1996.

5. Except as modified by this Fourth Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Fourth Amendment as of the date first written above.

CIATTI'S, INC.                         NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


By: /s/ Phillip R. Danford             By: /s/ Stephen M. Bianchi
   -------------------------------        ------------------------------
Its: President                         Its: Vice President